Exhibit 3.3

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.    The name of the corporation is Invivyd, Inc.

                                                                                                                                                                                                     .

2.    The Registered Office of the corporation in the State of Delaware is changed to

Corporation Trust Center,

1209 Orange Street                         (street), in the City of Wilmington                                                                                  ,

County of New Castle                                                              Zip Code 19801                                    . The name of the

Registered Agent at such address upon whom process against this Corporation may be served is THE CORPORATION TRUST COMPANY                                                                 .

3.    The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:	/s/ Kimberly Bowens
Authorized Officer

Name:	Kimberly Bowens
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